SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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Filed by a Party other than the Registrant

Check the appropriate box:

Preliminary Proxy Statement

Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

Definitive Proxy Statement

Soliciting Material under ss. 240.14a-12

Simula, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
OF SIMULA, INC.

TO BE HELD ON JUNE 20, 2002

         The 2002 Annual Meeting of Stockholders of Simula, Inc. (the “Company”) will be held at the Fiesta Inn, 2100 South Priest Drive, Tempe, Arizona 85282, on Thursday, June 20, 2002, at 9:00 a.m. local time for the following purposes:

1.	To elect one Director whose one-year term will expire in 2003 and three Directors to the class of Directors whose three-year terms will expire in 2005;

2.	To ratify an amendment to the Company’s Employee Stock Purchase Plan;

3.	To ratify the selection of Deloitte & Touche LLP as the independent public accountants for the Company’s fiscal year 2002; and

4.	To transact such other business as may properly come before the meeting.

         April 25, 2002 was the record date for the determination of the Stockholders entitled to notice of, and to vote at, this meeting. The list of Stockholders entitled to vote at this meeting is available, upon advance request, at the offices of Simula, Inc., 2625 South Plaza Drive, Suite 100, Tempe, Arizona 85282 for examination by any Stockholder.

         WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING, PLEASE VOTE VIA THE INTERNET WHERE SUCH OPTION IS AVAILABLE, OR SIGN, DATE AND RETURN THE ENCLOSED PROXY, WHICH IS SOLICITED BY AND ON BEHALF OF THE SIMULA, INC. BOARD OF DIRECTORS. THE GIVING OF SUCH PROXY WILL NOT AFFECT YOUR RIGHT TO REVOKE SUCH PROXY OR TO VOTE IN PERSON SHOULD YOU LATER DECIDE TO ATTEND THIS MEETING.

By Order of the Board of Directors

Benjamin G. Clark Secretary and General Counsel

Tempe, Arizona
April 30, 2002

PROXY STATEMENT
GENERAL
Proxies
Annual Report
VOTING SECURITIES
SECURITY OWNERSHIP OF CERTAIN PRINCIPAL STOCKHOLDERS AND MANAGEMENT
Proposal No. 1 Election of Directors
Nomination Process
Nominees, Continuing Directors and Executive Officers
Director Nominees
Continuing Directors
Other Executive and Statutory Officers
Director Compensation
Business of the Board of Directors
Audit Committee
Corporate Governance and Nominating Committee
Compensation Committee
Section 16(a) Beneficial Ownership Reporting Compliance
Limitation on Liability of Directors
Certain Relationships and Related Transactions
EXECUTIVE COMPENSATION
Report of the Compensation Committee
Summary Compensation Table
Stock Option and Benefit Plans
OPTION GRANTS IN FISCAL YEAR 2001 Individual Grants
FISCAL YEAR END OPTIONS VALUES
Employee Stock Purchase Plan
Defined Benefit Pension Plan
Pension Plan Table(1)
401(k) Profit Sharing Plan
Compensation Committee Interlocks and Insider Participation
Employment and Change of Control Agreements with Named Executive Officers
Stock Performance Graph
Proposal No. 2 Proposal to Ratify an Amendment to the Company’s Employee Stock Purchase Plan
Equity Compensation Plan Information
Proposal No. 3 Ratification of Independent Public Accountants
Audit Committee Disclosure
Report of the Audit Committee
OTHER MATTERS
Stockholder Proposals
Delivery of Documents to Security Holders
Appendix A
Appendix B
Appendix C
Appendix D
Schedule A

Simula, Inc.

2625 South Plaza Drive
Suite 100
Tempe, Arizona 85282

PROXY STATEMENT

GENERAL

         Proxies in the form enclosed are solicited by the Board of Directors of Simula, Inc. (the “Company”) for use at the 2002 Annual Meeting of Stockholders of the Company to be held at the Fiesta Inn, 2100 South Priest Drive, Tempe, Arizona 85282 on Thursday June 20, 2002, at 9:00 a.m. local time. Proxy materials were mailed on or about April 30, 2002 to Stockholders of record as of the close of business on April 25, 2002.

Proxies

         Execution of the enclosed proxy will not in any way affect a Stockholder’s right to attend the meeting and vote in person. Stockholders giving proxies may revoke them at any time before they are exercised by filing with the Secretary of the Company a written revocation or a proxy bearing a later date, or by attending the meeting and voting in person.

         The Company will bear the cost of solicitation of proxies, including the charges and expenses of brokerage firms and others who forward proxy materials to beneficial owners of stock. Solicitation by the Company of proxies will be by mail.

Annual Report

         The Company’s Annual Report accompanies this proxy. The Company’s Report on Form 10-K for the year ended December 31, 2001, was filed with the United States Securities and Exchange Commission (“SEC”) on March 28, 2002. The Form 10-K is not incorporated by reference herein. The Form 10-K is available in the Annual Report, on the SEC’s EDGAR web site (www.sec.gov), and at www.Simula.com. Additionally, the Form 10-K and any exhibit will be furnished to any person who contacts the Company.

VOTING SECURITIES

         As of April 25, 2002, the record date for Stockholders entitled to vote at the meeting, there were 12,892,858 shares of the Company’s Common Stock outstanding. Each share of Common Stock is entitled to one vote on each matter to be considered at the meeting. Cumulative voting for the election of

Directors is permitted. A majority of the total number of shares of Common Stock outstanding on the record date constitutes a quorum. If a quorum is present in person or by proxy at the annual meeting, the affirmative vote of a majority of the shares will constitute the approval of the Stockholders. Votes cast by proxy or in person at the meeting will be tabulated by the Company’s stock transfer agent, the Corporate Secretary, and staff acting as election inspectors. The election inspectors will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum, but will be counted as not having been voted for purposes of determining approval of any matter. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter. Subject to the foregoing, executed, duly returned proxies will be voted as directed. If no specification is made, shares represented by the proxy will be voted “for” matters presented for consideration.

SECURITY OWNERSHIP OF CERTAIN PRINCIPAL STOCKHOLDERS
AND MANAGEMENT

         The following table sets forth information regarding the beneficial ownership of the Company’s Common Stock by: (i) each of the Named Executive Officers as defined in SEC Regulation S-K 402(a)(3), including persons who are no longer employed with the Company but who in fiscal 2001 were Named Executive Officers pursuant to SEC Regulation S-K 402(a)(3)(i) and (iii); (ii) each director of the Company; (iii) all of the Company’s executive officers and directors as a group; and (iv) each person known to the Company to be a beneficial owner of more than 5% of the outstanding Common Stock, all as determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934 (the “Exchange Act”) based on information furnished by such persons. Unless otherwise indicated, all information is presented as of April 30, 2002, and all shares indicated as beneficially owned are held with sole voting and investment power.

	Shares Owned

NAME OF BENEFICIAL OWNER	Number(1)	Percentage(2)

DIRECTORS AND NAMED EXECUTIVE OFFICERS(3):

Stanley P. Desjardins(4)	3,259,382	25%

Bradley P. Forst(5)	694,153	5%

Joseph W. Coltman(6)	132,470	1%

J. Michael Miller(7)	102,000	*

James C. Dodd(8)	300,000	2%

James C. Withers(9)	59,048	*

Robert D. Olliver(10)	60,479	*

John M. Leinonen(11)	50,379	*

Lon A. Offenbacher(12)	47,585	*

S. Thomas Emerson(13)	46,544	*

Jack A. Henry(14)	34,298	*

Peter W. Schutz(15)	16,298	*

All Directors and Executive Officers as a group (12 persons)	4,802,636	37%

(1)	The number of shares shown in the table, including the notes thereto, have been rounded to the nearest whole share. The number includes, when applicable, shares owned of record by such person’s spouse and by other related individuals, trusts, and entities over whose shares of Common Stock such person has custody, voting control or power of disposition.

The number also includes shares of Common Stock that the identified person had the right to acquire within 60 days of April 30, 2002 by the exercise of stock options other than options pursuant to the Employee Stock Purchase Plan, without regard to whether such options are in-the-money.
(2)	An * indicates ownership of less than 1% of the outstanding Common Stock. The percentages shown include the shares of Common Stock that the person will have the right to acquire within 60 days of April 30, 2002 other than through the Employee Stock Purchase Plan. In calculating the percentage of ownership, all shares of Common Stock that the identified person has the right to acquire, or will have the right to acquire within 60 days of April 30, 2002, upon the exercise of stock options are deemed to be outstanding for the purpose of computing the percentage of shares of Common Stock owned by such person, but are not deemed to be outstanding for the purpose of computing the percentage of the shares of Common Stock owned by any other person.

(3)	The address of all Directors and Executive Officers is 2625 South Plaza Drive, Suite 100, Tempe, Arizona 85282.

(4)	On September 29, 2000, Mr. Desjardins entered into a Proxy Agreement with the outside members of our Board of Directors, Messrs. Withers, Olliver, Leinonen, Offenbacher, and Emerson (the “Outside Directors”). Under the Proxy Agreement, Mr. Desjardins agreed not to initiate any proxy contests for at least two years, and irrevocably granted the Outside Directors a proxy to vote his shares for one year with respect to all matters other than those in connection with a merger, share exchange, sale of substantially all of the Company’s assets, or an amendment to the Company’s Articles of Incorporation that disproportionately adversely affects Mr. Desjardins.

(5)	Includes options to purchase 690,000 shares of Common Stock.

(6)	Includes options to purchase 131,250 shares of Common Stock.

(7)	Includes options to purchase 95,000 shares of Common Stock.

(8)	Includes options to purchase 300,000 shares of Common Stock. Mr. Dodd is no longer an employee of the Company.

(9)	Includes options to purchase 57,750 shares of Common Stock.

(10)	Includes options to purchase 55,437 shares of Common Stock.

(11)	Includes options to purchase 46,500 shares of Common Stock.

(12)	Includes options to purchase 45,000 shares of Common Stock.

(13)	Includes options to purchase 39,000 shares of Common Stock.

(14)	Includes options to purchase 18,000 shares of Common Stock.

(15)	Includes options to purchase 15,000 shares of Common Stock.

Proposal No. 1
Election of Directors

Nomination Process

         The Amended and Restated Articles of Incorporation of the Company provide for a Board of Directors of not less than two nor more than fifteen members, which number may be altered as provided in the Company’s Bylaws. The Company’s Board of Directors may fill vacancies occurring during a term for the remainder of the full term. The Board members are classified. Classification results in the Company “staggering” the terms of members of the Board of Directors so that only a portion of the Directors are elected at each Annual Meeting of Stockholders. Directors serve for a three-year term.

         Four members have been nominated for election to the Board of Directors:

Jean E. Boyle

James C. Withers

Bradley P. Forst

S. Thomas Emerson

Mr. Boyle has been nominated for a one-year term expiring in 2003. Messrs. Withers, Forst, and Emerson have been nominated for re-election as members of the Board for a three-year term expiring in 2005.

         Pursuant to the provisions of the Arizona Business Corporation Act and the Company’s Bylaws, at each election of Directors, every Stockholder is entitled to cumulative voting at such election and thus may cast, in person or by proxy, as many votes in the aggregate as that Stockholder is entitled to vote, multiplied by the number of Directors to be elected. Stockholders may cast their votes for a single candidate or may distribute their votes among two or more candidates. To be elected, Directors must receive a plurality of the shares present and voting in person or by proxy, provided a quorum exists.

         It is intended that the proxies will be voted for the nominees or for a substitute nominee, in the case of any nominee who becomes unavailable, on a pro rata noncumulative basis among the nominees unless instructions to the contrary are indicated on the proxy form.

         The Board of Directors, assuming election of the slate, will be classified as follows:

Term Expiring 2003	Term Expiring 2004	Term Expiring 2005

John M. Leinonen

Robert D. Olliver	Lon A. Offenbacher	S. Thomas Emerson

Peter W. Schutz	Stanley P. Desjardins	Bradley P. Forst

Jean E. Boyle	Jack A. Henry	James C. Withers

Your Directors recommend a vote FOR Proposal No. 1

Nominees, Continuing Directors and Executive Officers

         The following table sets forth certain information about the nominees for election as Directors and those continuing as Directors, and includes additional information about the Company’s Executive Officers.

NAME	AGE	POSITION

Stanley P. Desjardins	71	Chairman of the Board of Directors

Bradley P. Forst	49	Chief Executive Officer, President and Director

J. Michael Miller	54	Executive Vice President and Chief Operating Officer

Joseph W. Coltman	45	Executive Vice President and Chief Development Officer

John S. Hodgson	50	Executive Vice President, Chief Financial Officer and Treasurer

Benjamin G. Clark	33	General Counsel and Secretary

James C. Withers	68	Director

Robert D. Olliver	75	Director

John M. Leinonen	64	Director

Lon A. Offenbacher	48	Director

S. Thomas Emerson	61	Director

Jack A. Henry	58	Director

Peter W. Schutz	72	Director

Jean E. Boyle	54	Director

Director Nominees

         Jean (John) E. Boyle. General Boyle, CAF ret., served a distinguished 30 year career in the

Canadian military, culminating in his service as Chief of the Defense Staff of Canada’s Armed Forces, the equivalent to the Chairman of the U.S. Joint Chiefs of Staff. Following his military retirement, General Boyle was Boeing Company’s Vice-President, International Business Development from 1997 to 1999. From 1999 to 2001, General Boyle served as Managing Director of Boeing International Corporation-Europe. In 2001, General Boyle joined the SPECTRUM Group, a strategic consulting and lobbyist organization serving defense companies, and in that capacity he has assisted the Company in preparing an international business development strategy for Simula’s Cockpit Airbag Systems (CABS) product. The Company is a client of the SPECTRUM Group.

         S.     Thomas Emerson. Dr. Emerson has served as Director of the Company since June 1999. He is the Director of the Donald H. Jones Center for Entrepreneurship at Carnegie Mellon University. Prior to that, Dr. Emerson was the President and CEO of the Arizona Technology Incubator (“ATI”) based in Scottsdale, Arizona, which guides and mentors promising high technology companies. From 1992 to 1998, Dr. Emerson was President, CEO, and Chairman of Xantel Corporation, a provider of software products for computer telephone integration systems. From 1984 to 1992, Dr. Emerson was President, Chief Executive Officer, and Chairman of Syntellect Inc., a manufacturer of voice processing systems for computer and telephone communications. Dr. Emerson holds degrees in physics from the Massachusetts Institute of Technology and Rice University.

         Bradley P. Forst. Mr. Forst has served as President and Chief Executive Officer of the Company since October 2000. Mr. Forst joined the Company as Vice President, General Counsel, Secretary, and Director in 1995 and became Executive Vice President in December 1998. Prior to being President and Chief Executive Officer, he served in a variety of business capacities with the Company, including the completion of several rounds of public and private debt and equity offerings, the acquisition and disposition of businesses, the transfer and licensing of multiple technologies developed or acquired by the Company, and as president of one of the Company’s business units. Prior to joining the Company, Mr. Forst was engaged in the private practice of law in Phoenix, Arizona, from 1985 to 1995. His clients included the Company. Mr. Forst received his J.D. in 1978 from Tulsa University and his LL.M. from Columbia University School of Law in 1981.

         James C. Withers. Dr. Withers has served as a Director of the Company since its initial public offering in 1992. Dr. Withers is the Chief Executive Officer of Materials and Electrochemical Research Corporation based in Tucson, Arizona. He has served in that capacity since 1985. From 1986 to 1988, Dr. Withers was President and Chief Executive Officer of Keramont Research Corporation, also based in Tucson, Arizona.

Continuing Directors

         Stanley P. Desjardins. Mr. Desjardins founded the Company in 1975 and has served as Chairman since that time. Mr. Desjardins was President from 1975 until October 1994. Mr. Desjardins pioneered crash-resistant seating technology for the United States military and continues to work on technology development as a recognized world expert in the field. Mr. Desjardins has over 40 years of experience in research, design and development of aerospace systems and components, including over 30 years in research and development of technology and manufacturing of products for improving survival in vehicle crashes.

         Jack A. Henry. Mr. Henry has served as a Director since February 2001. In 2000, he formed Sierra Blanca Ventures, LLC, a private investment and advisory firm, upon his retirement from Arthur

Andersen LLP. Mr. Henry began his career with Arthur Andersen LLP in 1966 and held positions in the Detroit, San Jose, and Seattle offices. Mr. Henry currently serves on the corporate boards of SOS Staffing Services, Inc. and Vodavi Technology, Inc., and has served on a number of additional boards including Harris Trust Bank of Arizona. He has also served in a variety of community positions including most recently as chairman of the Arizona Chamber of Commerce from 1999 to 2000, and chairman of Greater Phoenix Leadership from 2000 to 2001. He was elected to the Audit Committee and the Nominating and Corporate Governance Committee of the Board of Directors, and serves as Chairman of the Audit Committee. Mr. Henry holds a BBA and MBA from the University of Michigan.

         Peter W. Schutz. Mr. Schutz has been a Director since June 2001. He served as former CEO of Porsche AG in the 1980s and helped return Porsche to profitability. Mr. Schutz has over 30 years management experience in all facets of the automotive industry, including engineering, manufacturing, and marketing. Currently, Mr. Schutz is a nationally recognized writer, speaker and consultant.

         Lon A. Offenbacher. Mr. Offenbacher has served as a Director since September 1998. He is Product Line Director-Occupant Protection Systems for Delphi Automotive Systems. Mr. Offenbacher has numerous years experience in development, engineering, and supply of automotive components and systems. He serves as Chairman of the Automotive Occupant Restraint Council, an industry trade association.

         John M. Leinonen. Mr. Leinonen has served as a Director since June 1997. Mr. Leinonen is past Vice President, Automotive Business Development, for Exponent Failure Analysis Associates, Inc., an analytical, testing, and safety engineering services firm. From 1960 to 1995, Mr. Leinonen was employed by Ford Motor Company, where for over a 22 year period he directed all activities in Ford’s automotive safety office, including vehicle safety assurance, safety regulations and planning, and production vehicle safety and compliance. Mr. Leinonen was President of the Society of Automotive Engineers (“SAE”) in 1995, and has served six years as a member of SAE’s Board of Directors. Mr. Leinonen is a Registered Professional Engineer.

         Robert D. Olliver. Mr. Olliver has served as a Director since its initial public offering in 1992. Mr. Olliver is the Director of Risk Management Services for Acordia of Arizona, based in Phoenix, Arizona. Mr. Olliver has over 50 years experience in the insurance business. Acordia of Arizona has been the general agent for the Company’s insurance programs since 1987.

Other Executive and Statutory Officers

         John S. Hodgson. Mr. Hodgson was named Executive Vice President and Chief Financial Officer in February 2002. Before joining the Company, Mr. Hodgson was Senior Vice President and Chief Financial Officer of FEI Company since June 2000. Prior to that, Mr. Hodgson was Vice President and Chief Financial Officer of Integrated Process Equipment Corporation (IPEC). Mr. Hodgson has over 20 years business experience as a financial executive and chief financial officer in a variety of industries for both public and private companies.

         Joseph W. Coltman. Mr. Coltman was named Executive Vice President and Chief Development Officer in April 2001. Mr. Coltman has served as a corporate executive officer since February 2000 and President of Simula’s research, development and testing subsidiary, Simula Technologies, Inc., since January 1997. He also acted as interim President of Simula Safety Systems, Inc., the Company’s Aerospace and Defense business, from October 2000 to May 2001. Prior to

January 1997, Mr. Coltman spent 17 years in Simula’s government and defense business working in various R&D, business development and executive management capacities. Mr. Coltman has authored over 30 major technical reports related to human tolerance, crash survivability and ballistic protection and is an inventor on two patents. Mr. Coltman received his B.S. degree in Mechanical Engineering and M.S.M.E. degree from Pennsylvania State University.

         Benjamin G. Clark. Mr. Clark was appointed General Counsel in October 2000 and Corporate Secretary in December 2000. Mr. Clark joined the Company as an attorney in the corporate legal department in July 1998. Prior to joining the Company, Mr. Clark was engaged in the private practice of law in Phoenix, Arizona. Mr. Clark received his J.D. from Harvard Law School and his B.A. from Yale University.

Director Compensation

         Our non-employee, outside directors, Messrs. Withers, Olliver, Leinonen, Offenbacher, Emerson, Henry and Schutz (the “Outside Directors”), receive $3,000 annual cash compensation per Board meeting plus reasonable expense reimbursements, plus $1,500 per committee meeting. In addition, the Outside Directors receive an initial grant of options to purchase 15,000 shares when they become directors and an annual grant of 3,000 options each year thereafter. Commencing in 2002, Outside Directors will also receive shares of Simula common stock worth $20,000 annually under the Simula, Inc. Outside Directors’ Equity Plan. Directors other than Outside Directors do not receive separate compensation for their services as Directors.

Business of the Board of Directors

         During the fiscal year ended December 31, 2001, the Company’s Board of Directors held four meetings. All Directors were present at all meetings, except for Mr. Schutz, who was elected at the June 7, 2001 Annual Meeting of Stockholders, and who missed the Board’s June, September and December meetings due to prior engagements.

Audit Committee

         The Board of Directors has, since 1995, maintained an Audit Committee comprised solely of Outside Directors. The Audit Committee is currently comprised of Messrs. Henry, Offenbacher, Emerson, and Olliver. In 2001, the Audit Committee met four times, before each quarterly and annual public financial disclosure. The Committee functions under corporate governance guidelines that define the Committee’s responsibilities to include: selection of the Company’s independent auditors; review of the compensation of the auditors; review of the financial statements; and periodic meetings with the auditors and management for review of the financial statements and policies and procedures.

         The role of the Audit Committee includes the following:

•	reviewing the independence of the independent auditors and making recommendations to the Board of Directors regarding engaging and discharging independent auditors;

•	reviewing with the independent auditors the plan and results of auditing engagements;

•	reviewing significant nonaudit services provided by the independent auditors and the range of audit and nonaudit fees;

•	reviewing the scope and results of the Company’s procedures for internal auditing and the adequacy of internal accounting controls;

•	directing and supervising special investigations; and

•	supervising the Company’s efforts to assure that its business and operations are conducted in compliance with the highest legal and regulatory standards applicable to it, as well as ethical business practices.

The Audit Committee also performs such other functions as required by its expanded charter and in conformance with legal requirements. A copy of the Audit Committee charter, as amended, is attached as Appendix A to this Proxy Statement.

Corporate Governance and Nominating Committee

         The Corporate Governance and Nominating Committee is comprised solely of Outside Directors and currently consists of Messrs. Emerson, Leinonen, Withers and Henry. The Committee’s duties are to identify and propose candidates for Board seats and vacancies. In October 2000, as part of a corporate governance initiative, the Company entered into an agreement providing that no employee other than the Chief Executive Officer would sit on the Board of Directors. The charter of the then Nominating Committee was expanded to include the review and consideration of corporate governance issues in addition to Board candidacy recruitment. The Corporate Governance and Nominating Committee will consider recommendations for Director nominees made by the Company’s stockholders. Recommendations for next year’s annual meeting must be made by notice in writing delivered or mailed by United States mail, first class postage paid, to Benjamin G. Clark, General Counsel and Secretary, and received by him not less than 30 days nor more than 60 days prior to such meeting; provided, however, that if less than 35 days’ notice of the meeting is given to stockholders, such notice must be received by the Secretary of the Company not later than the close of business on the 7th day following the day on which notice of the meeting was mailed. The notice must contain certain information about each proposed nominee, including age, name, business and residence addresses, principal occupation, the number of shares of Company Common Stock beneficially owned and such other information as would be required to be included in a Proxy Statement soliciting proxies for the election of such proposed nominee.

         A copy of the Corporate Governance and Nominating Committee’s charter, as amended, is attached as Appendix B to this Proxy Statement.

Compensation Committee

         The Company’s Compensation Committee is comprised solely of Outside Directors and currently consists of Messrs. Withers, Olliver, Offenbacher, and Leinonen. The Compensation Committee annually reviews the performance of the Chief Executive Officer and sets and reviews compensation for the Chief Executive Officer and other executive officers. Additionally, the Compensation Committee reviews the compensation of Outside Directors for service on the Company’s Board of Directors and for service on committees of the Company’s Board of Directors, and reviews the level and extent of applicable benefits provided by the Company with respect to health and medical coverage, stock options and other stock plans and benefits. See “Report of the Compensation Committee” in the following sections.

         A copy of the Compensation Committee’s charter, as amended, is attached as Appendix C to this Proxy Statement.

Section 16(a) Beneficial Ownership Reporting Compliance

         Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires each Director and Executive Officer of the Company, and each person who owns more than ten percent (10%) of a registered class of the Company’s equity securities to file by specific dates with the Securities and Exchange Commission (the “SEC”) reports of ownership and reports of change of ownership of equity securities of the Company. The SEC requires Executive Officers, Directors, and 10% Stockholders to furnish the Company with copies of all Section 16(a) forms they file. The Company is required to report in this Proxy Statement any failure of its Directors, Executive Officers and 10% Stockholders to file by the relevant due date any of these reports during the Company’s fiscal year.

         Based solely upon a review of the copies of such forms furnished to the Company, the Company believes that for the fiscal year ended December 31, 2001, all Section 16(a) filing requirements applicable to its Directors, Executive Officers and 10% Stockholders were complied with; except that one report on Form 5 covering two related sale transactions was filed late by Mr. Desjardins.

Limitation on Liability of Directors

         The Arizona Business Corporation Act (the “Act”) was amended in full effective January 1, 1996. Subsequent to such modification of the Act, the Company, through resolution of its Board of Directors and approval of its Stockholders at the 1996 Annual Meeting, amended and restated its Articles of Incorporation, providing for the limitation or elimination of potential monetary liability of Directors of the Company to the fullest extent permitted by the Act. The Act permits an Arizona corporation to limit or eliminate the liability of a director of the corporation for money damages for any action taken or not taken as a director in all instances except: (i) instances where a director receives financial benefits to which he is not entitled; (ii) any intentional infliction of harm on the corporation or its stockholders; (iii) the making of unlawful distributions; and (iv) intentional violations of criminal law.

Certain Relationships and Related Transactions

         The Board of Directors has a policy that provides that all transactions between the Company and its Executive Officers, Directors, employees and affiliates are subject to the approval of a majority of disinterested Directors of the Board of Directors and will be on terms that are no less favorable to the Company than those that could be negotiated with unaffiliated parties.

         Throughout 1999 and into 2000, Simula Safety Systems, Inc. (“SSSI”), a wholly-owned subsidiary of the Company, had been seeking to build or lease a new facility for its Applied Technologies Division (“ATD”). It negotiated with landowners as well as architects, developers and construction contractors. At December 31, 1999, SSSI had advanced funds toward the purchase, development and construction of a new facility for ATD, including approximately $300,000 in earnest money and related charges toward the purchase of a parcel of land in Gilbert, Arizona. Due to financial limitations, the Company was unable to purchase the land. In January 2000, Mr. Desjardins and his wife personally borrowed and contributed approximately $1,300,000 toward the purchase of this land, which was purchased to ensure the land’s availability and to curtail further contractual and escrow extension costs associated with the land purchase contract. In late 2000, ATD abandoned its attempts to construct a new facility on the purchased land and opted to lease an existing facility from an unrelated party. Upon their sale of the land in 2001, Mr. and Mrs. Desjardins reimbursed the Company the $300,000 for the earnest money advanced by SSSI for the purchase of the land.

EXECUTIVE COMPENSATION

Report of the Compensation Committee

         The Compensation Committee is comprised of four Outside Directors: Messrs. Leinonen, Offenbacher, Withers and Olliver. The Committee sets the compensation of the Company’s President and Chief Executive Officer and reviews and approves the compensation of other executive officers. To attract and retain qualified executive management, the Compensation Committee endorses the use of market competitive salary, bonus, and stock option grant packages.

         In 2001, the Compensation Committee actively reviewed its internal operations as well as addressed executive compensation issues of the Company. The Committee surveyed compensation committee structure and operation, and recommended changes to its charter that were ultimately adopted by the Board. The Committee also reviewed information on executive compensation provided to it by the Company’s Director of Human Resources, a resource and position never previously available to the Committee.

         In early 2001, the Compensation Committee increased Mr. Forst’s base salary to $275,000 from $250,000 in light of successfully achieving certain milestones, including taking affirmative steps to restructure the Company’s operations. Given the stock option grant to Mr. Forst in October 2000, when he assumed the position of President and Chief Executive Officer, the Committee awarded Mr. Forst no additional options in 2001.

         In 2001, the Committee negotiated a new employment agreement with Mr. Forst based on advice from outside consultants and counsel that is aligned with market conditions and industry practices, and is significantly more favorable to the Company than prior employment and change of control arrangements. Also in 2001, the Committee amended the Company’s stock option plans to restrict the period in which departing employees may exercise all prospective options generally to 90 days after termination.

         As a performance measure going forward, the Committee has established that Mr. Forst’s total compensation will be comprised of a package consisting of base salary, bonus, and stock option grants, and will be based on performance targets in the following areas: balance sheet re-engineering; net income; cash flow; sales revenue growth; operational improvements; development of management team; stock price appreciation; and strategic alliances and growth.

John M. Leinonen Lon A. Offenbacher Robert D. Olliver James C. Withers

Summary Compensation Table

         The following table sets forth the total compensation paid to the Company’s “Named Executive Officers,” comprised of the Chief Executive Officer and the next four most highly compensated executive officers of the Company whose total remuneration exceeded $100,000 for services rendered in all capacities to the Company, during each of the last three fiscal years. Information is provided with respect to Mr. Dodd notwithstanding his employment termination, pursuant to SEC Regulation S-K 402(a)(3)(i) and (iii) and 403(b). Mr. Dodd served as Executive Vice President and Chief Financial Officer through July 31, 2001.

				Long-Term
				Compensation	All Other
		Annual Compensation		Awards	Compensation(2)

				Securities
Name and Principal Position	Year	Salary(1)	Bonus	Underlying Options

Bradley P. Forst	2001	254,544		-0-
Chief Executive Officer	2000	205,000		320,000
President	1999	175,000		150,000

J. Michael Miller	2001	191,219		95,000
Executive Vice President Chief Operating Officer

Joseph W. Coltman	2001	181,953		-0-
Executive Vice President – Technology	2000	161,000		175,000
	1999	110,000	4,000

James C. Dodd	2001	169,489		-0-	270,000
Executive Vice President	2000	178,000		150,000
Chief Financial Officer and Treasurer	1999	127,990		150,000

(1)	In addition to salary, nominal amounts are contributed by the Company as a match to the 401(k) accounts of Named Executive Officers.

(2)	Represents negotiated contractual severance payments with respect to Mr. Dodd, including paid leave, accrued in fiscal year 2001. All charges relating to Mr. Dodd’s severance were recorded in fiscal year 2001.

Stock Option and Benefit Plans

         In 1992, the Company adopted the Simula 1992 Stock Option Plan. The 1992 Plan provided for the issuance of up to 360,000 shares of the Company’s Common Stock pursuant to grants made under the Plan. In August 1994, the Board of Directors adopted the 1994 Stock Option Plan, which was subsequently approved by the Stockholders of the Company at the Annual Meeting in June 1995. The 1994 Plan reserved up to 2,500,000 shares of Common Stock for issuance under the Plan. In February 1999, the Board of Directors adopted the 1999 Incentive Stock Option Plan, which was subsequently approved by the Stockholders of the Company at the Annual Meeting in June 1999. The 1999 Plan reserved up to 2,000,000 shares of Common Stock for issuance under the Plan, and an increase to 2,450,000 was subsequently approved by the Stockholders of the Company at the Annual Meeting in June 2001.

         In the fiscal year ended December 31, 2001, the Company granted a total of 121,000 stock options to employees under its Stock Option Plans. The following table sets forth information regarding options granted in 2001 to Named Executive Officers identified in the Summary Compensation Table:

OPTION GRANTS IN FISCAL YEAR 2001
Individual Grants

Potential Realizable
Value at Assumed Annual
	Number of	Percent of Total			Rates of Stock
	Securities	Options			Price Appreciation
	Underlying	Granted to	Exercise or		for Option Term(1)
	Options	Employees in	Base Price	Expiration
Name	Granted	Fiscal Year	($ / SH)	Date	5% ($)	10% ($)

Bradley P. Forst	-0-	-0-	N/A	N/A	N/A	N/A

J. Michael Miller(2)	95,000	79%	$2.3125	1/8/11	$138,160	$350,125

Joseph W. Coltman	-0-	-0-	N/A	N/A	N/A	N/A

James C. Dodd	-0-	-0-	N/A	N/A	N/A	N/A

(1)	Calculated from a base price equal to the exercise price of each option, which was the fair market value of the Common Stock on the date of grant. The amounts represent only certain assumed rates of appreciation. Actual gains, if any, on stock option exercises and Common Stock holdings cannot be predicted, and there can be no assurance that the gains set forth on the table will be achieved.

(2)	Represents grant made upon Mr. Miller’s commencement as Company’s new Chief Operating Officer in 2001.

         The following table sets forth information with respect to the exercised and unexercised options to purchase Common Stock granted under the Company’s stock option plans to the Named Executive Officers identified in the Summary Compensation Table and held by them at December 31, 2001:

FISCAL YEAR END OPTIONS VALUES

Value of Unexercised
	Number of Unexercised Options	In-The-Money Options at
	at Fiscal Year End	Fiscal Year End
Name	(#) Exercisable/Unexercisable	($) Exercisable/Unexercisable

Bradley P. Forst	625,000 / 125,000	581,875 / 271,875

J. Michael Miller	47,500 / 47,500	175,156 / 175,156

Joseph W. Coltman	116,250 / 70,000	258,750 / 138,125

James C. Dodd(1)	300,000 / -0-	93,750 / -0-

(1)	Pursuant to Mr. Dodd’s Severance Agreement with the Company, Mr. Dodd was entitled to retain all existing options, and his then unvested outstanding options to purchase 45,000 shares became fully vested.

Employee Stock Purchase Plan

         The Company maintains an Employee Stock Purchase Plan (“ESPP” or “Plan”). The ESPP provides eligible employees with the opportunity to acquire a stock ownership interest in the Company through periodic payroll deductions. The purpose of the Plan is to provide incentive to employees of the Company to perform in a manner that enhances the value of the Company’s Common Stock by providing a direct ownership stake in the Company. The ESPP initially reserved 400,000 shares of the Company’s Common Stock to be issued under the Plan. In December 2001, the Company registered 200,000 additional shares for issuance under the Plan. Employees of the Company and its subsidiaries are eligible to participate in the Plan following 30 days of continuous service with the Company, provided that such employees work in excess of 20 hours per week and greater than five months per calendar year.

         Eligible employees invest in the Plan through regular payroll deductions of up to 10% of their gross earnings, deducted net of taxes, for each semi-annual period of participation, provided that no employee may purchase more than $25,000 worth of the Company’s Common Stock in any given calendar year. Payroll deductions are credited to an account established in each participating employee’s name and shares of the Company’s Common Stock are automatically issued on behalf of participating employees on the last business day of each semi-annual period of participation at the lesser of (i) 85% of the market price per share of Common Stock on an individual’s entry date into the Plan (subject to certain limitations), or (ii) 85% of the market price per share on the semi-annual purchase date. The Plan purchase dates are May 31 and November 30 each year.

         See Proposal No. 2 below for a proposal to ratify an amendment to the Plan providing for the reservation and registration of an additional 200,000 shares of the Company’s Common Stock for issuance under the Plan.

Defined Benefit Pension Plan

         The Company adopted a non-contributory defined benefit pension plan as of November 1, 1980. To be eligible, participants must have completed six months of continuous service and have attained the age of 21. Benefits are based on the length of service and the participants’ final pay (averaged over the five highest consecutive years of the participant’s last ten years of participation). The Company makes contributions to the plan based on actuarially-determined amounts. The defined benefit plan was frozen to to new participants July 1, 1999. Messrs. Forst, Coltman, and Dodd are participants in the plan consistent with the normal terms and conditions of the plan.

         The following table sets forth the estimated annual benefits payable on retirement for specified earnings and years of service categories for participants.

Pension Plan Table(1)

	Years of Service(2)

Remuneration	15	20	25	30	35

$50,000	$17,500	$17,500	$17,500	$17,500	$17,500

100,000	35,000	35,000	35,000	35,000	35,000

150,000	52,500	52,500	52,500	52,500	52,500

200,000	70,000	70,000	70,000	70,000	70,000

250,000	87,500	87,500	87,500	87,500	87,500

300,000	105,000	105,000	105,000	105,000	105,000

350,000	122,500	122,500	122,500	122,500	122,500

(1)	The benefits illustrated above are payable from the Simula, Inc. Defined Benefit Pension Plan and the unfunded nonqualified Supplemental Retirement Plan of Simula, Inc. Benefits are calculated on a straight-life annuity basis. The compensation covered by the retirement plan includes all wages and salaries but excludes bonuses. Benefits under the retirement plan are not subject to deduction for Social Security or other offset amounts.

(2)	As of December 31, 2001, Messrs. Forst’s, Coltman’s, and Dodd’s credited years of service were 6, 21, and 3 respectively. Mr. Miller does not participate in the Company’s Defined Benefit Plan.

401(k) Profit Sharing Plan

         The Company’s 401(k) Profit Sharing Plan (the “PSP”) is qualified under Sections 401(a) and 401(k) of the Internal Revenue Code. The PSP was adopted effective November 1, 1989. The PSP is administered under a trust, and the Company’s Directors are currently serving as its trustees. All employees of the Company who are 21 years or older, including its Executive Officers, are eligible to participate in the PSP.

         Under the PSP, participating employees can elect to contribute to the PSP through payroll reductions. In addition, the Company at its discretion can make contributions to the PSP up to a certain percentage of a participant’s annual compensation. In 2001, the Company match on all participant 401(k) contributions, including those of its Named Executive Officers, was 15% up to the first 6% of compensation. Participating employees are entitled to full distribution of their share of the Company’s contributions under the PSP upon death, disability or when they reach retirement age. If a participant’s employment is terminated earlier, his or her share of the Company’s contributions will depend on the number of years of employment with the Company. All participating employees have the right to receive 100% of their own contributions to the PSP upon any termination of employment.

Compensation Committee Interlocks and Insider Participation

         Messrs. Leinonen, Offenbacher, Olliver and Withers, all of whom are Outside Directors, are members of the Company’s Compensation Committee. No member of the Compensation Committee was, during the fiscal year ended December 31, 2001, an officer, former officer or employee of the

Company. None of the Company’s Executive Officers served as a member of:

•	the compensation committee of another entity of which one of the executive officers of such entity served on the Company’s Compensation Committee;

•	the board of directors of another entity, one of whose executive officers served on the Company’s Compensation Committee; or

•	the compensation committee of another entity of which one of the executive officers of such entity served as a member of the Company’s Board of Directors.

Employment and Change of Control Agreements with Named Executive Officers

    Employment and Change of Control Agreements

         The Company is party to employment agreements with its Chief Executive Officer and its Named Executive Officers, including its Executive Vice President and Chief Financial Officer. Mr. Forst’s employment agreement is for a three-year term commencing October 2000 and automatically renews for additional three-year terms unless notice of termination is given at least one year in advance of the end of any term. The Company has entered into similar employment agreements with Messrs. Coltman, Miller and Hodgson. The term of the employment agreements with Messrs. Coltman and Miller is two years, and that of Mr. Hodgson’s is one year. The term of each agreement is subject to early termination upon the disability or death of the executive.

         During the term of the employment agreements, the Company is to pay each executive his base salary, which is subject to review and adjustment by the Compensation Committee of the Company’s Board of Directors on an annual basis. In addition to his base salary, each executive is entitled to participate in any and all additional compensation or benefit plans of the Company now in place or later adopted, such as annual bonus or option plans, incentive, savings and retirement plans, and welfare benefit plans.

         Each employment agreement includes provisions that are triggered upon a change of control of the Company. For purposes of these agreements, the term “change of control” means the occurrence of any of the following events: (i) the acquisition, directly or indirectly, of ownership of more than 20% of the Company’s Common Stock; (ii) a merger or consolidation in which voting power of the Company’s securities changes or the Company is not the surviving corporation; (iii) the sale, transfer, or other disposition in one or more transactions, of all or substantially all of the assets of the Company; or (iv) a change in the membership of one-third of the Board of Directors in one or more contested elections. In the event of a change of control, if the Company terminates the executive’s employment without cause (as defined in each employment agreement), or the executive resigns for good reason (as defined in each employment agreement), the Company will pay such executive a severance payment. For Mr. Forst, the severance payment is an amount equal to three times his then current salary plus average annual bonus. For Messrs. Coltman and Miller, the multiplier is two times, and, for Mr. Hodgson, the multiplier is one time.

         Mr. Forst’s employment agreement provides that in the event that it is determined that any payment under the agreement is subject to the excise tax imposed by Section 4999 of the Internal Revenue Code or parallel state or local tax laws, Mr. Forst is entitled to receive from the Company a “gross-up”

payment in an amount equal to the excise tax and related penalties, interest and other charges. The employment agreements with Messrs. Coltman, Miller and Hodgson cap all benefits such that no excise tax will be imposed by Section 4999.

    Death Benefit Plan Agreements

         The Company has also entered into a death benefit plan agreement with Mr. Forst. Under this agreement, the Company has made an unfunded and unsecured promise to pay to his beneficiary ten (10) years’ worth of his base annual salary in quarterly installments. The Company has taken out life insurance policies on Mr. Forst’s life, with benefits in excess of the liabilities thereunder. Under the death benefit plan agreement, benefits are payable only from general corporate assets, and neither Mr. Forst nor his estate has any right to the proceeds of such policies or any other assets of the Company.

Stock Performance Graph

         The graph on the following page shows the Company’s total return to Stockholders compared to three indices over the period of five years from December 31, 1996 through December 31, 2001, the last day of the most recent fiscal year.

         Due to the diversified industries in which the Company participates, it is difficult to find a line of business index or peer group index of comparable companies. Accordingly, indices were selected to represent: (i) the technology sector; and (ii) companies with similar market capitalization to the Company.

         The cumulative total return shown on the Stock Performance Graph indicates historical results only, and is not necessarily indicative of future results. The Performance Graph shall not be deemed incorporated by reference by any general statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934.

STOCK PERFORMANCE GRAPH
Comparison of Five-Year Cumulative Total Return*
Simula, Inc., Russell 3000 Index,
Nasdaq Composite Index and the S&P 600 Small Cap Index

*	Assumes $100 invested in Simula, Inc., Russell 3000 Index, Nasdaq Composite Index and S&P 600 Small Cap Index on December 31, 1996.

Value of $100 Investment

	1996	1997	1998	1999	2000	2001

Simula, Inc.	100.00	113.41	53.70	40.30	14.81	44.44

Russell 3000 Index	100.00	129.47	158.37	189.14	173.03	151.19

Nasdaq Composite Index	100.00	121.64	169.84	315.20	191.36	151.07

S&P 600 Small Cap Index	100.00	124.53	121.91	135.96	150.94	159.60

Proposal No. 2
Proposal to Ratify an Amendment to the Company’s
Employee Stock Purchase Plan

         The Company’s Board of Directors has amended the Company’s Employee Stock Purchase Plan (the “Plan”) to increase the number of shares of Common Stock of the Company reserved for issuance pursuant to the Plan by 200,000 shares. The Company registered these shares with the SEC on Form S-8 on December 3, 2001. The proposal is to ratify this amendment.

Purpose of the Plan

         In 1996, the Stockholders approved the adoption of the Employee Stock Purchase Plan (“ESPP” or “Plan”). The ESPP provides eligible employees with the opportunity to acquire a stock ownership interest in the Company through periodic payroll deductions. The purpose of the Plan is to provide incentive to employees of the Company to perform in a manner which enhances the value of the Company’s Common Stock by providing a direct ownership stake in the Company’s performance.

Terms of the ESPP

         The ESPP initially had 400,000 shares of the Company’s Common Stock reserved to be issued to employees eligible to participate in the Plan. By December 2001, all 400,000 shares originally authorized had been issued under the Plan. In December 2000, the Board reserved an additional 200,000 shares for issuance under the Plan, which were subsequently registered on December 3, 2001. Employees of the Company or any participating subsidiary of the Company are eligible to participate in the Plan following 30 days of continuous service with the Company prior to commencement of the ESPP, provided that such employees work in excess of 20 hours per week and greater than five months per calendar year. The Company, at its discretion, need not include all of its operating subsidiaries in the ESPP.

         The ESPP is administered by the Compensation Committee of the Board of Directors, which has full authority to interpret and construe any provision of the Plan and to adopt such policies as necessary to administer the Plan. The ESPP is a qualified plan under Section 423 of the Internal Revenue Code.

         Eligible employees invest in the Plan through regular payroll deductions of up to ten percent (10%) of their after-tax earnings for each semi-annual period of participation, provided that no employee may purchase more than $25,000 worth of the Company’s Common Stock in any given calendar year. Payroll deductions are credited to an account established in each participating employee’s name on the books of the Company and shares of the Company’s Common Stock are automatically purchased on behalf of participating employees on the last business day of each semi-annual period of participation at the lesser of (i) 85% of the market price per share of Common Stock on an individual’s entry date into the Plan, or (ii) 85% of the market price per share on the semi-annual purchase date. If an individual enters the ESPP after the start date of an offering period, the share price in (i) above may in no event be less than 85% of the market price per share of Common Stock on the start date of such offering period. The market price per share on any relevant date will be the closing sale price of the Common Stock on that date as reported on the American Stock Exchange. United Kingdom employees of the Company also may participate in the ESPP, but their purchase price is indexed at 80% of the applicable market price instead of 85%.

         The Company may terminate the Plan at any time immediately following the close of any semi-

annual period of participation. In addition, if the Company is acquired, immediately prior to the effective date of the acquisition all payroll deductions for the semi-annual period of participation in which such acquisition occurs will automatically be applied to the purchase of Common Stock at the lesser of (i) 85% of the market price of the Common Stock on an individual’s entry date into the offering period (but in no event less than the market price per share on the first day of the offering period), or (ii) 85% of the market price of the Common Stock immediately prior to the effective date of the acquisition.

         If any change in the outstanding shares of the Company occurs by reason of any stock dividend, stock split, combination of shares or other similar transaction affecting the outstanding Common Stock as a class, appropriate adjustments will be made to the maximum number of shares issuable under the ESPP.

         Participants become Stockholders of the Company. Certain restrictions apply under the Federal Securities Laws for affiliates of the Company.

         Participating employees are subject to taxation on any gain realized from the disposition of Common Stock acquired pursuant to the ESPP.

Proposal

         The Board of Directors is proposing Stockholder approval of the amendment to the Employee Stock Purchase Plan. The Plan as amended is set forth as Appendix D to this Proxy Statement. A majority vote is required.

Your Directors Recommend a Vote FOR Proposal No. 2

Equity Compensation Plan Information

	(a)	(b)	(c)

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))

Equity compensation plans approved by shareholders	4,650,447	$7.70	211,462

Equity compensation plans not approved by shareholders	-0-	N/A	207,066

TOTAL	4,650,447	$7.70	418,528

Plans Not Approved by Shareholders

         In February 1992, the Company adopted the 1992 Restricted Stock Plan (the “Restricted Stock Plan”) authorizing the Company to grant to key employees of the Company and other individuals who provide services to the Company an aggregate of 19,500 shares of Common Stock. The Restricted Stock Plan is intended to allow the Company to provide awards of Common Stock to long-term employees who have provided valuable past services to the Company. The Restricted Stock Plan authorizes disinterested members of the Board of Directors to determine the persons to whom shares of restricted stock will be awarded and the terms and conditions and restrictions of such awards. To date, the Company has issued 3,348 shares under the Restricted Stock Plan.

         In 2001, the Compensation Committee conducted a study of comparable director compensation for companies with comparable revenues and in similar industries. The study included survey and best practices data obtained from the National Association of Corporate Directors, its Blue Ribbon Commission, and the Conference Board. Based on this study, to attract and retain quality directors, the Compensation Committee recommended to the Board of Directors the adoption of the Outside Directors’ Equity Plan (the “Equity Plan”). In March 2002, the Company reserved 200,000 shares of Common Stock for issuance under the Equity Plan. Pursuant to the Equity Plan, each Outside Director then serving at the end of a calendar quarter receives $5,000 worth of Simula Common Stock based on the closing price of the Company’s Common Stock on the last trading day of such quarter. The shares issued under the Equity Plan are restricted and cannot be sold or disposed of for six months after grant. To date, the Company has issued 9,086 shares under the Equity Plan.

Proposal No. 3
Ratification of Independent Public Accountants

         The Company’s Board of Directors, acting upon the recommendation of its Audit Committee, has selected and is submitting to Stockholders for their confirmation the appointment of Deloitte & Touche, LLP, as auditors for the Company for its current fiscal year ending December 31, 2002. The approval of the Stockholders is being sought because of the importance of independent public accountants in a publicly held corporation. If the Stockholders do not approve the appointment of Deloitte & Touche, the Company’s Board of Directors will reconsider its selection of independent accountants.

         The Company expects that a representative of Deloitte & Touche will be present at the 2002 Annual Meeting, will have the opportunity to make a statement if desired, and will be available to respond to appropriate questions.

         For the year ended December 31, 2001, Deloitte & Touche provided audit services to the Company, including examination of the annual consolidated financial statements of the Company, review of unaudited quarterly financial information, assistance and consultation in connection with filing the Company’s Reports to the Securities and Exchange Commission (“SEC”) on Forms 10-Q and 10-K, registration statements on Form S-8 and other filings with the SEC, and consultation in connection with various audit-related and accounting matters.

         Each year, the Audit Committee reviews and approves in advance the scope of the annual audit by the Company’s independent accountants. The Audit Committee is also advised of significant non-audit professional services provided by such accountants to assess whether the rendering of such services would impair the independence of the firm.

         It is intended that the proxies will be voted in favor of ratifying the selection of the Company’s independent accountants unless instructions to the contrary are indicated on the accompanying proxy form.

Your Directors recommend a vote FOR Proposal No. 3

Audit Committee Disclosure

         The Audit Committee is comprised of four Outside Directors: Messrs. Henry, Offenbacher, Emerson and Olliver. The Committee is responsible for, among other things, considering the appointment of the independent auditors for the Company, reviewing with the auditors the plan and scope of the audit and audit fees, monitoring the adequacy of reporting and internal controls and meeting periodically with internal and independent auditors. Under the rules of the American Stock Exchange, all of the members of the Audit Committee are independent.

         In 2000, the Audit Committee approved and adopted an Audit Committee Charter, and in March 2002, the Board amended the Charter, which is attached as Appendix A.

         Audit Fees: The aggregate fees billed for professional services rendered for the audit of the Company’s annual financial statements for the fiscal year ended December 31, 2001, and for the reviews of the financial statements included in the Company’s quarterly reports on Form 10-Q for that fiscal year, were $182,055.

         All Other Fees: The aggregate fees billed by Deloitte & Touche LLP for services rendered, other than the services described above under “Audit Fees” for the fiscal year ended December 31, 2001, were $86,049.

         The Audit Committee has considered whether the provision by Deloitte & Touche LLP of the non-audit services described above is compatible with maintaining the independence of Deloitte & Touche LLP.

Report of the Audit Committee

         In connection with the December 31, 2001 financial statements, the Audit Committee: 1) reviewed and discussed the audited financial statements with management; 2) discussed with the auditors the matters required by Statement on Auditing Standards No. 61; and 3) received and discussed with the auditors the matters required by Independence Standards Board Statement No. 1 and considered the compatibility of non-audit services with the auditor’s independence. Based upon these reviews and discussions, the Audit Committee has recommended to the Board of Directors, and the Board of Directors has approved, that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2001.

Jack A. Henry Lon A. Offenbacher S. Thomas Emerson Robert D. Olliver

OTHER MATTERS

         The Company’s Board of Directors is not aware of any matters to be presented at the meeting other than those described above. However, if other matters properly come before the meeting, it is the intention of the persons named in the accompanying proxy to vote said proxy on such matters in accordance with their judgment.

Stockholder Proposals

         The 2003 Annual Meeting of Stockholders is tentatively scheduled to be held on June 19, 2003. Any Stockholder desiring to have a proposal included in the Company’s Proxy Statement for its 2003 Annual Meeting must deliver such proposal (which must comply with the requirements of Rule 14a-8 promulgated under the Securities Exchange Act of 1934) to the Company’s principal executive offices not later than January 10, 2003. Nothing in this paragraph shall be deemed to require the Company to include in its proxy statement and proxy relating to the 2003 Annual Meeting of Stockholders any proposal that may be omitted from its proxy materials pursuant to the applicable regulations of the SEC in effect at the time such proposal is received. Stockholders who intend to present a proposal at the 2003 Annual Meeting without inclusion of such proposal in the Company’s Proxy Statement are required to provide notice of such proposal to the Company no later than March 15, 2003.

Delivery of Documents to Security Holders

         Pursuant to the rules of the Securities Exchange Commission, outside shareholder communication services are permitted to deliver to two or more stockholders sharing the same address a single copy of each of the Company’s Annual Report and proxy statement. Upon written or oral request, the Company will deliver a separate copy of the Annual Report and/or proxy statement to any Stockholder at a shared address to which a single copy of each document was delivered and who wishes to receive separate copies of such documents in the future. Stockholders receiving multiple copies of such documents may likewise request that the Company deliver single copies of such documents in the future. Stockholders may notify the Company of their requests by calling (602) 631-4005 or by writing the Company at the address indicated on the first page of this proxy statement.

Appendix A

Audit Committee Charter

         The Audit Committee is appointed by the Board to assist the Board in monitoring (1) the integrity of the financial statements of the company, (2) the compliance by the company with legal and regulatory requirements and (3) the independence and performance of the Company’s internal and external auditors.

         The members of the Audit Committee shall meet the independence and experience requirements of the American Stock Exchange and shall be appointed by the Board.

         The Audit Committee shall have the authority to retain special legal, accounting or other consultants to advise the committee. The Audit Committee may request any officer or employee of the Company or Company’s outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

         The Audit Committee shall make regular reports to the Board.

         The Audit Committee shall:

1.	Review and reassess the adequacy of this Charter annually and submit it to the Board for approval.

2.	Review the annual audited financial statements with management, including major issues regarding accounting and auditing principles and practices as well as the adequacy of internal controls that could significantly affect the Company’s financial statements.

3.	Review an analysis prepared by management and the independent auditor of significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements.

4.	Review with management and the independent auditor the Company’s quarterly financial statements prior to the release of quarterly earnings.

5.	Meet periodically with management to review the Company’s major financial risk exposures and the steps management has take to monitor and control such exposures.

6.	Review major changes to the Company’s auditing and accounting principles and practices as suggested by the independent auditor or management.

7.	Recommend to the Board the appointment of the independent auditor, which firm is ultimately accountable to the Audit Committee and the Board.

8.	Approve the fees to be paid to the independent auditor.

9.	Receive periodic reports from the independent auditor regarding the auditor’s independence, discuss such reports with the auditor, and if so determined by the Audit Committee, recommend that the Board take appropriate action to insure the independence of the auditor.

10.	Evaluate the performance of the independent auditor and, if so determined by the Audit Committee,

recommend that the Board replace the independent auditor.

11.	Meet with the independent auditor prior to the audit to review the planning and staffing of the audit

12.	Obtain from the independent auditor assurance that Section 10A of the private Securities Litigation Reform Act of 1995 has not been implicated.

13.	Obtain reports from management and the independent auditor that the Company’s subsidiary/foreign affiliated entities are in conformity with applicable legal requirements and the Company’s Code of Conduct.

14.	Discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit.

15.	Review with the independent auditor any problems or difficulties the auditor may have encountered and any management letter provided by the auditor and the Company’s response to that letter. Such review should include:

a.	Any difficulties encountered in the course of the audit work, including any restrictions on the scope of the activities or access to required information; and

b.	Any changes required in the planned scope of the external audit.

16.	Advise the Board with respect to the Company’s policies and procedures regarding compliance with applicable laws and regulations with the Company’s Code of Conduct.

17.	Review with the Company’s General Counsel legal matters that may have a material impact on the financial statements, the Company’s compliance policies and any material reports or inquiries received from regulators or governmental agencies.

18.	Meet at least annually with the chief financial officer and the independent auditor in separate executive sessions.

While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditor. Nor is it the duty of the Audit Committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditor or to assure compliance with laws and regulations of the Company’s Code of Conduct.

Appendix B

Corporate Governance and Nominating Committee Charter

The Corporate Governance and Nominating Committee shall be comprised of outside directors.

The Committee shall:

•	Evaluate from time to time the appropriate size (number of members) of the Board and recommend any increase or decrease.

•	Recommend, as appropriate, a change in the composition of the members to more accurately reflect the needs of the business, and in this connection propose the addition of members and the necessary resignation of members for purposes of obtaining the alternative member(s) and skills.

•	Establish criteria for prospective members, conduct candidate searches, interview prospective candidates and conduct programs to introduce the candidate to the Company, its management and operations, and confirm the appropriate level of interest of such candidates.

•	Formally propose the slate of directors to be elected at each Annual Meeting of Shareholders and described in the Company’s proxy. The Committee will make these recommendations as part of its business at a meeting held each year in the 4th Quarter.

•	Promulgate for Board consideration recommended changes to the Company’s Corporate Governance Principles and Policies.

•	With advice from the Company’s General Counsel and outside legal counsel, periodically review and recommend:

•	Changes to the Company’s Articles of Incorporation and Bylaws as they relate to corporate governance matters.

•	Modifications and enhancements to the Company’s takeover planning and structural defenses.

Appendix C

Compensation Committee Charter

The Compensation Committee shall be comprised solely of outside directors.

The Compensation Committee shall:

(1)  Review and determine the annual salary, bonus, stock options, and other benefits of the CEO; the CEO, in turn shall be responsible for reviewing and establishing competitive compensation for the other executive officers of the Company, subject to the Compensation Committee’s review and approval of those decisions, recognizing the CEO’s broad discretion in these matters;

(2)  Structure components of compensation to be competitive as to Company size, industry characteristics, location, and other competitive factors;

(3)  Ensure that the CEO’s compensation is related to personal and corporate performance and aligned with shareholder interests;

(4)  Determine how corporate performance should be rewarded;

(5)  Approve a compensation package that will enable the corporation to attract, retain, and motivate the CEO, and in turn create an environment that attracts and motivates management talent;

(6)  Utilize available relevant data, including internal and external compensation studies and surveys, to form the basis for its compensation policies;

(7)  Achieve a balance between short-term pay and long-term incentives; and

(8)  Prepare a report each year to shareholders that conforms with SEC proxy requirements, to be included in the proxy statement to shareholders.

Appendix D

Amended and Restated
Employee Stock Purchase Plan

ARTICLE I
PURPOSE

         1.1 Name. This Stock Purchase Plan shall be known as the Employee Stock Purchase Plan (the “Plan”) and is dated as of June 20, 1996, as amended on October 1, 1999 and December 1, 2000.

         1.2 Purpose. The Plan is intended to provide a method whereby employees of Simula, Inc., an Arizona corporation (the “Company”), and one or more of its Corporate Affiliates will have an opportunity to acquire a proprietary interest in the Company through the purchase of shares of the Common Stock of the Company.

         1.3 Qualification. It is the intention of the Company to have the Plan qualify as an “employee stock purchase plan” under section 423 of the Internal Revenue Code of 1986, as amended (the “Code”). The provisions of the Plan shall be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code.

         1.4 Definitions. Capitalized terms used in this Agreement are defined in Article X.

ARTICLE II
ADMINISTRATION

         The Plan shall be administered by the Committee, which is a committee comprised of two or more non-employee Board members appointed from time to time by the Board. The Committee shall have full authority to administer the Plan, including authority to interpret and construe any provision of the Plan and to adopt such rules and regulations for administering the Plan as it may deem necessary in order to comply with the requirements of Section 423 of the Code. Decisions of the Committee shall be final and binding on all parties who have an interest in the Plan. The Board may from time to time appoint members of the Committee in substitution for or in addition to members previously appointed and may fill vacancies, however caused, in the Committee. The Committee may select one of its members as its Chairman and shall hold its meetings at such times and places as it shall deem advisable and may hold telephonic meetings. A majority of its members shall constitute a quorum. All determinations of the Committee shall be made by a majority of its members. The Committee may correct any defect or omission or reconcile any inconsistency in the Plan, in the manner and to the extent it shall deem desirable. Any decision or determination reduced to writing and signed by a majority of the members of the Committee shall be as fully effective as if it had been made by a majority vote at a meeting duly called and held. The Committee may appoint a secretary and shall make such rules and regulations for the conduct of its business as it shall deem advisable.

ARTICLE III
OFFERING PERIODS

         3.1 General. Shares of Common Stock shall be offered for purchase under the Plan through a series of successive offering periods (each, an “Offering Period”), each to be of a duration of 24 months or less as designated by the Committee prior to the start date until such time as (a) the maximum number of shares of Common Stock available for issuance under the Plan shall have been purchased or (b) the Plan shall have been sooner terminated in accordance with Article VIII. The initial Offering Period shall commence upon that date specified by the Board. After the termination of the initial Offering Period, successive Offering Periods shall commence as designated by the Committee.

         3.2 Shareholder Approval. Under no circumstances shall any Offering Period commence under the Plan, nor shall any shares of Common Stock be issued hereunder, until such time as (a) the Plan shall have been approved by the Company’s shareholders and (b) the Company shall have complied with all applicable requirements of the Securities Act of 1933 (as amended), all applicable listing requirements of any securities exchange or trading market on which shares of the Common Stock are listed and all other applicable statutory and regulatory requirements.

         3.3 Purchase Rights. The Participant shall be granted a separate purchase right for each Offering Period in which he/she participates. The purchase right shall be granted on the Entry Date on which such individual first joins the Offering Period in effect under the Plan and shall be automatically exercised in successive semi-annual installments on the last business day of May and November of each year. Accordingly, each purchase right may be exercised up to two times each calendar year it remains outstanding.

         3.4 No Obligation for Successive Period. The acquisition of Common Stock pursuant to this Plan for any Offering Period shall neither limit nor require the acquisition of Common Stock by the Participant in any subsequent Offering Period.

ARTICLE IV
ELIGIBILITY AND PARTICIPATION

         4.1 Employee Eligibility. Except as otherwise provided in Section 6.4, each Eligible Employee of a Participating Company shall be eligible to participate in the Plan in accordance with the following provisions:

         4.2 Eligible Employee with 30 Days of Service on Start Date. An individual who is an Eligible Employee with at least 30 days of Service prior to the Start Date of the Offering Period may enter that Offering Period on such Start Date, provided he/she enrolls in the Offering Period on or before such date in accordance with Section 4.4 below. That Start Date shall then become such individual’s Entry Date for the Offering Period, and on that date such individual shall be granted his/her purchase right for the Offering Period.

         4.3 Eligible Employee without 30 Days of Service on Start Date. An individual who is an Eligible Employee with less than 30 days of Service on the Start Date of any Offering Period may subsequently enter that Offering Period on the first Semi-Annual Entry Date on which he/she is an Eligible Employee with at least thirty (30) days of Service, provided he/she enrolls in the Offering Period on or before such Semi-Annual Entry Date in accordance with Section 4.4 below. That Semi-Annual

Entry Date shall then become such individual’s Entry Date for the Offering Period, and on that date such individual shall be granted his/her purchase right for the Offering Period. Should such an Eligible Employee not enter the Offering Period on the first Semi-Annual Entry Date on which he/she is eligible to join the Offering Period, then he/she may not subsequently join that particular Offering Period on any later date.

         4.4 Enrollment. To participate for a particular Offering Period, the Eligible Employee must complete the enrollment forms prescribed by the Committee (including a purchase agreement and a payroll deduction authorization) and file such forms with the Committee (or its designate) on or before the date set for enrollment by the Committee (or its designate).

         4.5 Payroll Deduction Amount. The payroll deduction authorized by the Participant for purposes of acquiring shares of Common Stock under the Plan may be any multiple of one percent (1%) of the gross Earnings paid to the Participant during each Semi-Annual Period of Participation within the Offering Period, up to a maximum of ten percent (10%). An Affiliate’s election to participate in any Semi-Annual Period of Participation shall be irrevocable with respect to that Semi-Annual Period of Participation. The deduction rate so authorized shall continue in effect for the remainder of the Offering Period, except to the extent such rate is changed in accordance with the following guidelines:

         4.6 Changes During Period. Any Participant other than an Affiliate may, at any time during a Semi-Annual Period of Participation, increase or reduce his/her rate of payroll deduction. Such increase or reduction shall become effective as soon as possible after filing of the requisite change form with the Committee (or its designate), but the Participant may not effect more than one such change during the same Semi-Annual Period of Participation.

         4.7 Changes for Subsequent Periods. Any Participant may, prior to the commencement of any new Semi-Annual Period of Participation within the Offering Period, increase or decrease the rate of his/her payroll deduction by filing the appropriate form with the Committee (or its designate). The new rate shall become effective as of the first date of the first Semi-Annual Period of Participation following the filing of such form.

         4.8 Termination of Payroll Deductions. Payroll deductions will automatically cease upon the termination of the Participant’s purchase right in accordance with the applicable provisions of Article VI below.

ARTICLE V
STOCK SUBJECT TO PLAN

         5.1 Shares Available. Subject to adjustment under Section 5.2 below, 600,000 shares are reserved for issuance pursuant to the Plan. The Common Stock purchasable under the Plan shall, solely in the discretion of the Committee, be made available from either authorized but unissued shares of Common Stock or from shares of Common Stock reacquired by the Company, including shares of Common Stock purchased on the open market.

         5.2 Adjustments. In the event any change is made to the outstanding Common Stock by reason of any stock dividend, stock split, combination of shares or other change affecting such outstanding Common Stock as a class without the Company’s receipt of consideration, appropriate adjustments shall be made by the Committee to (a) the class and maximum number of securities issuable over the term of the Plan, (b) the class and maximum number of securities purchasable per Participant during any one Semi-Annual Period of Participation, and (c) the class and number of securities and the price per share in effect under each purchase right at the time outstanding under the Plan. Such adjustments shall be designed to preclude the dilution or enlargement of rights and benefits under the Plan.

ARTICLE VI
PURCHASE RIGHTS

         6.1 Purchase Right. An Eligible Employee who participates in the Plan for a particular Offering Period shall have the right to purchase shares of Common Stock, in a series of successive semi-annual installments during such Offering Period, upon the terms and conditions set forth below and shall execute a purchase agreement embodying such terms and conditions and such other provisions (not inconsistent with the Plan) as the Committee may deem advisable.

         6.2 Purchase Price. Common Stock shall be issuable at the end of each Semi-Annual Period of Participation within the Offering Period at a purchase price equal to eighty-five percent (85%) of the lower of (a) the fair market value per share on the Participant’s Entry Date into that Offering Period or (b) the fair market value per share on the Semi-Annual Purchase Date on which such Semi-Annual Period of Participation ends. However, for each Participant whose Entry Date is other than the Start Date of the Offering Period, the clause (a) amount shall in no event be less than the fair market value of the Common Stock on the Start Date of that Offering Period.

         6.3 Calculation of Fair Market Value of Common Stock. The fair market value of a share of Common Stock on any relevant date shall be determined in accordance with the following provisions:

(a) If the Common Stock is not at the time listed or admitted to trading on any stock exchange but is traded in the over-the-counter market, the fair market value shall be the mean between the highest bid and lowest asked prices (or, if such information is available, the closing selling price) per share of Common Stock on the date in question in the over-the-counter market, as such prices are reported by the National Association of Securities Dealers through its Nasdaq system or any successor system. If there are no reported bid and asked prices (or closing selling price) for the Common Stock on the date in question, then the mean between the highest bid price and lowest asked price (or the closing selling price) on the last preceding date for which such quotations exist shall be determinative of fair market value.

(b) If the Common Stock is at the time listed or admitted to trading on any stock exchange, then the fair market value shall be the closing selling price per share of Common Stock on the date in question on the stock exchange determined by the Board to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange. If there is no reported sale of Common Stock on such exchange on the date in question, then the fair market value shall be the closing selling price on the exchange on the last preceding date for which such quotation exists.

(c) If the Common Stock at the time is neither listed nor admitted to trading on any stock exchange nor traded in the over-the-counter market, then the fair market value shall be determined by the Board after taking into account such factors as the Board shall deem appropriate, including one or more independent professional appraisals.

         6.4 Number of Purchasable Shares. The number of shares purchasable per Participant for each Semi-Annual Period of Participation during the Offering Period shall be the number of whole shares obtained by dividing the amount collected from the Participant through payroll deductions during that Semi-Annual Period of Participation by the purchase price in effect for such period. Under no circumstances shall purchase rights be granted under the Plan to any Eligible Employee if such individual would, immediately after the grant, own (within the meaning of Code Section 424(d)) or hold outstanding options or other rights to purchase, stock possessing five percent or more of the total combined voting power or value of all classes of stock of the Company or any of its Corporate Affiliates.

         6.5 Payment. Payment for the Common Stock purchased under the Plan shall be effected by means of the Participant’s authorized payroll deductions. Such deductions shall begin with the first full payroll period beginning with or immediately following the Participant’s Entry Date into the Offering Period and shall (unless sooner terminated by the Participant) continue through the pay day ending with or immediately prior to the last day of the Offering Period. The amounts so collected shall be credited to the Participant’s book account under the Plan, but no interest shall be paid on the balance from time to time outstanding in such account. The amounts collected from a Participant may be commingled with the general assets of the Company and may be used for general corporate purposes.

         6.6 Termination of Purchase Right. The following provisions shall govern the termination of outstanding purchase rights:

(a) A Participant other than an Affiliate may, at any time prior to the last five business days of the Semi-Annual Period of Participation, terminate his/her outstanding purchase right under the Plan by filing the prescribed notification form with the Committee (or its designate). No further payroll deductions shall be collected from the Participant with respect to the terminated purchase right, and any payroll deductions collected for the Semi-Annual Period of Participation in which such termination occurs shall, at the Participant’s election, be immediately refunded or held for the purchase of shares on the Semi-Annual Purchase Date immediately following such termination. If no such election is made, then such funds shall be refunded as soon as possible after the close of such Semi-Annual Period of Participation.

(b) Any Participant may, at any time prior to the end of any Semi-Annual Period of Participation, terminate his/her outstanding purchase right under the Plan for the following Semi-Annual Period of Participation by filing the prescribed notification form with the Committee (or its designate).

(c) The termination by a Participant of his/her purchase rights under either Section 6.6(a) or (b) shall be irrevocable, and the Participant may not subsequently rejoin the Offering Period for which the terminated purchase right was granted. In order to resume participation in any subsequent Offering Period, such individual must re-enroll in the Plan (by making a timely filing of a new purchase agreement and payroll deduction authorization) on or before the date he/she is first eligible to join the new Offering Period.

(d) If the Participant ceases to remain an Eligible Employee while his/her purchase right remains outstanding, then such purchase right shall immediately terminate, and the payroll deductions collected from such Participant for the Semi-Annual Period of Participation in which the purchase right so terminates shall be promptly refunded to the Participant. However, in the event the Participant’s cessation of Eligible Employee status occurs by reason of his/her death or permanent disability, then such individual (or the personal representative of the estate of a deceased Participant) shall have the following election, exercisable up until the end of the Semi-Annual Period of Participation in which such cessation of Eligible Employee status occurs:

(i) to withdraw all of the Participant’s payroll deductions for such Semi-Annual Period of Participation, or

(ii) to have such funds held for the purchase of shares on the Semi-Annual Purchase Date immediately following such cessation of Eligible Employee status.

If no such election is made, then such funds shall be refunded as soon as possible after the close of such Semi-Annual Period of Participation. In no event, however, may any payroll deductions be made on the Participant’s behalf following his/her cessation of Eligible Employee status.

         6.7 Stock Purchase. Shares of Common Stock shall automatically be purchased on behalf of each Participant (other than Participants whose payroll deductions have previously been refunded in accordance with the Termination of Purchase Right provisions above) on each Semi-Annual Purchase Date. The purchase shall be effected by applying each Participant’s payroll deductions for the Semi-Annual Period of Participation ending on such Semi-Annual Purchase Date (together with any carryover deductions from the preceding Semi-Annual Period of Participation) to the purchase of whole shares of Common Stock (subject to the limitation on the maximum number of purchasable shares set forth above) at the purchase price in effect for such Semi-Annual Period of Participation. Any payroll deductions not applied to such purchase because they are not sufficient to purchase a whole share shall be held for the purchase of Common Stock in the next Semi-Annual Period of Participation. However, any payroll deductions not applied to the purchase of Common Stock by reason of the limitation on the maximum number of shares purchasable by the Participant for the Semi-Annual Period of Participation shall be promptly refunded to the Participant.

         6.8 Proration of Purchase Rights. Should the total number of shares of Common Stock which are to be purchased pursuant to outstanding purchase rights on any particular date exceed the number of shares then available for issuance under the Plan, the Committee shall make a pro rata allocation of the available shares on a uniform and nondiscriminatory basis, and the payroll deductions of each Participant, to the extent in excess of the aggregate purchase price payable for the Common Stock pro-rated to such individual, shall be refunded to such Participant.

         6.9 Rights as Shareholder. A Participant shall have no shareholder rights with respect to the shares subject to his/her outstanding purchase right until the shares are actually purchased on the Participant’s behalf in accordance with the applicable provisions of the Plan. No adjustments shall be made for dividends, distributions or other rights for which the record date is prior to the date of such purchase. Upon the purchase of shares, Participants’ stock certificates shall be held in brokerage accounts at a nationally recognized brokerage firm to be designated by the Company.

         6.10 Assignability. No purchase right granted under the Plan shall be assignable or transferable by the Participant other than by will or by the laws of descent and distribution following the Participant’s death, and during the Participant’s lifetime the purchase right shall be exercisable only by the Participant.

         6.11 Change in Ownership. Should a Corporate Transaction occur during the Offering Period, then all outstanding purchase rights under the Plan shall automatically be exercised immediately prior to the effective date of such Corporate Transaction by applying the payroll deductions of each Participant for the Semi-Annual Period of Participation in which such Corporate Transaction occurs to the purchase of whole shares of Common Stock at eighty-five percent (85%) of the lower of (i) the fair market value of the Common Stock on the Participant’s Entry Date into the Offering Period in which such Corporate Transaction occurs or (ii) the fair market value of the Common Stock immediately prior to the effective date of such Corporate Transaction. However, the applicable share limitations of Articles IV, VI and VII shall continue to apply to any such purchase, and the clause (i) amount above shall not, for any Participant whose Entry Date for the Offering Period is other than the Start Date of that Offering Period, be less than the fair market value of the Common Stock on such Start Date.

         6.12 Notice. The Company shall use its best efforts to provide at least ten (10) days advance written notice of the occurrence of any Corporate Transaction, and Participants shall, following the receipt of such notice, have the right to terminate their outstanding purchase rights in accordance with the applicable provisions of this Article VI.

ARTICLE VII
LIMITATION ON PARTICIPATION

         7.1 General. No Participant shall be entitled to accrue rights to acquire Common Stock pursuant to any purchase right outstanding under this Plan if and to the extent such accrual, when aggregated with (a) rights to purchase Common Stock accrued under any other purchase right outstanding under this Plan and (b) similar rights accrued under other employee stock purchase plans (within the meaning of Section 423 of the Code) of the Company or its Corporate Affiliates, would otherwise permit such Participant to purchase more than $25,000 worth of stock of the Company or any Corporate Affiliate (determined on the basis of the fair market value of such stock on the date or dates such rights are granted the Participant) for each calendar year such rights are at any time outstanding.

         7.2 Accrual of Rights. For purposes of applying the limitation set forth in Section 7.1, the right to acquire Common Stock pursuant to each purchase right outstanding under the Plan shall accrue as follows:

(a) The right to acquire Common Stock under each such purchase right shall accrue in a series of successive semi-annual installments as and when the purchase right first becomes exercisable for each such installment on the last business day of each Semi-Annual Period of Participation for which the right remains outstanding.

(b) No right to acquire Common Stock under any outstanding purchase right shall accrue to the extent the Participant has already accrued in the same calendar year the right to acquire $25,000 worth of Common Stock (determined on the basis of the fair market value on the date or dates of grant) pursuant to one or more purchase rights held by the Participant during such calendar year.

(c) If by reason of such limitation, any purchase right of a Participant does not accrue for a particular Semi-Annual Period of Participation, then the payroll deductions which the Participant made during that Semi-Annual Period of Participation with respect to such purchase right shall be promptly refunded.

         7.3 Priority. In the event there is any conflict between the provisions of this Article VII and one or more provisions of the Plan or any instrument issued thereunder, the provisions of this Article VII shall be controlling.

ARTICLE VIII
AMENDMENT AND TERMINATION

         8.1 Amendments. The Board may alter, amend, suspend or discontinue the Plan following the close of any Semi-Annual Period of Participation. However, the Board may not, without the approval of the Company’s shareholders:

(a) materially increase the number of shares issuable under the Plan or the maximum number of shares purchasable per Participant during any one Semi-Annual Period of Participation, except that the Committee shall have the authority, exercisable without such shareholder approval, to effect adjustments to the extent necessary to reflect changes in the Company’s capital structure pursuant to Section 5.2;

(b) alter the purchase price formula so as to reduce the purchase price payable for the shares issuable under the Plan; or

(c) materially increase the benefits accruing to Participants under the Plan or materially modify the requirements for eligibility to participate in the Plan.

         8.2 Termination. The Company shall have the right, exercisable in the sole discretion of the Committee, to terminate all outstanding purchase rights under the Plan immediately following the close of any Semi-Annual Period of Participation. Should the Company elect to exercise such right, then the Plan shall terminate in its entirety. No further purchase rights shall thereafter be granted or exercised, and no further payroll deductions shall thereafter be collected, under the Plan.

ARTICLE IX
GENERAL PROVISIONS

         9.1 Plan Commencement. The Plan shall commence upon having been approved by the shareholders of the Company. In the event such shareholder approval is not obtained, or the Plan is not commenced within 12 months after the date on which the Plan is approved by the shareholders, the Plan shall terminate and have no further force or effect.

         9.2 Termination. The Plan shall terminate upon the earlier of (a) the tenth anniversary of the date of this Plan or (b) the date on which all shares available for issuance under the Plan shall have been sold pursuant to purchase rights exercised under the Plan.

         9.3 Costs. All costs and expenses incurred in the administration of the Plan shall be paid by the Company.

         9.4 No Employment Rights. Neither the action of the Company in establishing the Plan, nor any action taken under the Plan by the Board or the Committee, nor any provision of the Plan itself shall be construed so as to grant any person the right to remain in the employ of the Company or any of its Corporate Affiliates for any period of specific duration, and, unless otherwise provided by contract, such person’s employment may be terminated at any time, with or without cause.

         9.5 Conflict of Laws. The provisions of the Plan shall be governed by the laws of the State of Arizona without resort to that State’s conflict-of-laws rules.

ARTICLE X
DEFINITIONS

         For purposes of administration of the Plan, the following terms shall have the meanings indicated:

         “Affiliates” mean all “officers” (as that term is defined in Rule 16a-1(f) promulgated under the Securities Exchange Act of 1934) and directors of the Company and all persons who own ten percent or more of the Company’s issued and outstanding equity securities.

         “Board” means the Board of Directors of the Company.

         “Code” means the Internal Revenue Code of 1986, as amended from time to time.

         “Committee” means the Compensation Committee of the Board.

         “Company” means Simula, Inc., an Arizona corporation, and any corporate successor to all or substantially all of the assets or voting stock of Simula, Inc., which shall by appropriate action adopt the Plan.

         “Common Stock” means shares of the Company’s common stock.

         “Corporate Affiliate” means any parent or subsidiary corporation of the Company (as determined in accordance with Code Section 424) which is incorporated in the United States, including any parent or subsidiary corporation which becomes such after the Effective Date.

         “Corporate Transaction” means

(a) a merger or other reorganization in which the Company will not be the surviving corporation (other than a reorganization effected primarily to change the State in which the company is incorporated),

(b) a sale of all or substantially all of the Company’s assets in liquidation or dissolution of the Company, or

(c) a reverse merger in which the Company is the surviving corporation but in which more than 50 percent of the Company’s outstanding voting stock is transferred to a person or persons different from those who held the stock immediately prior to such merger.

         “Earnings” means the sum of the following items of compensation paid to a Participant by one or more Participating Companies during such individual’s period of participation in the Plan: (a) regular base salary or earnings, plus (b) all overtime payments, bonuses, commissions, profit-sharing distributions and other incentive-type payments. There shall, however, be excluded from the calculation of such Earnings any and all contributions (other than Code Section 401(k) or Code Section 125 contributions) made on the Participant’s behalf by the Company or one or more Corporate Affiliates under any employee benefit or welfare plan now or hereafter established.

         “Effective Date” means the first day of the initial Offering Period which shall commence upon that date specified by the Board. However, for any Corporate Affiliate which becomes a Participating Company in the Plan after the first day of the initial Offering Period, a subsequent Effective Date shall be designated with respect to participation by its Eligible Employees.

         “Eligible Employee” means any person who is engaged, on a regularly-scheduled basis of more than 20 hours per week for more than five months per calendar year, in the rendition of personal services to the Company or any other Participating Company for earnings considered wages under Section 3121(a) of the Code.

         “Entry Date” means the date an Eligible Employee first joins the Offering Period in effect under the Plan.

         “Offering Period” means the designated period as specified in Section 3.1 hereof.

         “Participant” means any Eligible Employee of a Participating Company who is actively participating in the Plan.

         “Participating Company” means the Company, all Corporate Affiliates listed in Schedule A attached hereto, and such other Corporate Affiliates as may be designated from time to time by the Board upon its decision to extend the benefits of the Plan to its Eligible Employees.

         “Semi-Annual Entry Date” means the first business day of December and June each calendar year within an Offering Period in effect under the Plan.

         “Semi-Annual Period of Participation” means each semi-annual period for which the Participant actually participates in an Offering Period in effect under the Plan. There shall be a maximum of four semi-annual periods of participation within each Offering Period. Except as otherwise designated by the Committee, each semi-annual period shall be six months (except for the initial Offering Period, which may be less than six months) and shall end on the last business day of November and May, respectively.

         “Semi-Annual Purchase Date” means the last business day of November and May each year on which shares of Common Stock are automatically purchased for Participants under the Plan.

         “Service” means the period during which an individual performs services as an Eligible Employee and shall be measured from his or her hire date, whether that date is before or after the Effective Date of the Plan.

         “Start Date” shall mean the first date of any Offering Period.

SIMULA, INC.

	By:	/s/ Bradley P. Forst

Bradley P. Forst, President

ATTESTED BY:

/s/ Benjamin G. Clark Benjamin G. Clark, Secretary

SIMULA, INC.

Schedule A

Companies Participating in Employee Stock Purchase Plan
As of the Effective Date

AI CAPITAL CORP.
SAI CAPITAL CORP.
CCEC CAPITAL CORP.
INTERNATIONAL CENTER FOR SAFETY EDUCATION, INC.
SIMULA, INC.
SIMULA AUTOMOTIVE SAFETY DEVICES, INC.
SIMULA AUTOMOTIVE SAFETY DEVICES, LIMITED
SIMULA POLYMER SYSTEMS, INC.
SIMULA SAFETY SYSTEMS, INC.
SIMULA TECHNOLOGIES, INC.
SIMULA TRANSPORTATION EQUIPMENT CORPORATION
SIMULA COMPOSITES CORPORATION

1

PROXY

SIMULA, INC.

This Proxy is Solicited on behalf of the Company’s Board of Directors for the 2002 Annual Meeting of Shareholders to be Held June 20, 2002

The undersigned hereby appoints Bradley P. Forst and Benjamin G. Clark, and each of them, with full power of substitution, as proxies, to represent the undersigned at the 2002 Annual Meeting of Shareholders of Simula, Inc. (the “Company”) to be held on Thursday, June 20, 2002 at 9:00 a.m., Mountain Standard Time, and at any adjournment thereof, and to vote all shares of the Company’s Common Stock standing in the name of the undersigned on the matters set forth on the reverse side of this card and upon any other matters that may properly come before the meeting or any adjournment thereof as follows:

PLEASE DATE, SIGN AND RETURN PROMPTLY
IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

SEE REVERSE SIDE

(Continued and to be signed on reverse side.)

Please date, sign and mail your
proxy card back as soon as possible!

Annual Meeting of Shareholders
SIMULA, INC.

June 20, 2002

- Please Detach and Mail in the Envelope Provided -

A	Please mark your votes as in this example.

FOR ALL
(except vote withheld
	from the nominees	WITHHOLD
	listed at right)	ALL
1. Election of four directors –			FOR ALL, except vote withheld from the following nominees:

Cumulative Votes For one or more nominees as follows:

     Jean E. Boyle                S. Thomas Emerson                Bradley P. Forst                James C. Withers

	FOR	AGAINST	ABSTAIN
2. Ratification of Amendment to Employee Stock Purchase Plan.

3. Ratification of Selection of Outside Independent Auditors.

The Shares represented by this proxy will be voted at the Meeting in accordance with the specifications appearing above. THE SHARES WILL BE VOTED “FOR” ANY PROPOSAL FOR WHICH NO CONTRARY SPECIFICATION IS MADE.

PLEASE MARK, SIGN AND DATE THIS PROXY CARD PROMPTLY AND RETURN IT USING THE ENCLOSED ENVELOPE.

SIGNATURE(S)	DATE:	,	2002

Note:	Please sign exactly as name appears on the stock certificates. When signing as attorney, executor, administrator, trustee, guardian, etc., give full title as such. If stock is held jointly, each owner should sign.